SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2016

XLI Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55118	30-0785773
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6795 Edmond St., 3rd Floor

Las Vegas, NV 89118

Tel: 424-653-0120

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in its current report on Form 8-K filed with the SEC on February 1, 2016, on January 14, 2016 XLI Technologies, Inc. (the "Company") entered into a securities purchase agreement (the "Purchase Agreement") with RDW Capital LLC ("RDW") pursuant to which it agreed to issue RDW up to $1,050,000 ($1,102,500 principal amount) convertible notes (the "Notes"). The Company issued RDW a $250,000 ($262,500 principal amount) note on January 14, 2016 and the remainder of the notes were to be issued in two tranches of (i) $100,000 ($105,000 principal amount) within three business days of filing a resale registration statement (the "Registration Statement") registering the shares of common stock underlying the notes (the "Conversion Shares") and (ii) $650,000 within three business days of the effective date of the Registration Statement. Each Note may be converted in whole or in part at the holder's discretion at any time 90 days after the date of issuance and bears interest at the rate of 8% per annum with the interest due and payable at each conversion date and maturity date. The conversion price of each Note is equal to 60% of the lower of (i) the lowest traded price of our common stock during the 20 trading days preceding the applicable conversion date or (ii) the lowest traded price of our common stock during the 20 trading days preceding the date of issuance of such Note. The Company has agreed to reserve for issuance and register for resale 300% of the common stock issuable under the Notes. Conversions of the Notes shall not be permitted if such conversion will result in the holder owning more than 4.99% of our common shares outstanding after giving effect to such conversion.

RDW and the Company amended the securities purchase agreement on each of March 1, 2016, March 9, 2016 and March 15, 2016, and amended the Notes on March 21, 2016 (collectively, the "Amendments"). As amended, the Purchase Agreement provides for the sale of seven convertible original issue discount notes in the aggregate principal amount of $1,837,500 for an aggregate purchase price of $1,750,000. The purchases will occur in seven tranches, with the first tranche of $250,000 ($262,500 principal amount) invested on January 14, 2016, the second tranche of $25,000 ($26,250 principal amount) invested on March 2, 2016, the third tranche of $40,000 ($42,000 principal amount) to be invested one business day prior to filing of the registration statement, the fourth tranche of $35,000 ($36,750 principal amount) to be invested three business days following the filing of the Registration Statement, the fifth tranche of $100,000 ($105,500 principal amount) to be invested one business day after the SEC has provided comments on the Registration Statement, the sixth tranche of $650,000 ($682,500 principal amount) to be invested three business days after the Registration Statement is declared effective and the seventh tranche of $650,000 ($682,500 principal amount) to be invested five business days after the Registration Statement is declared effective. No other terms of the Purchase Agreement were amended. As amended, the Notes shall be immediately convertible after issuance.

The Notes and Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

The foregoing descriptions of the Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment to the Securities Purchase Agreement, the Second Amendment to the Securities Purchase Agreement, the Third Amendment to the Securities Purchase Agreement and the Amendment to 8% Convertible Promissory Notes, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Securities Purchase Agreement

10.2	Second Amendment to Securities Purchase Agreement

10.3	Third Amendment to Securities Purchase Agreement

10.4	Amendment to 8% Convertible Promissory Notes

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLI Technologies, Inc.

Date: March 28, 2016	By:	/s/ James Schramm
James Schramm
Chief Executive Officer